SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 5, 2013
Date of Report (Date of earliest event reported)

FBR & CO.
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

           001-33518                                                           20-5164223
             (Commission File Number)                                 (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2013, the Board of Directors of FBR & Co. (the “Company”) approved an amendment to the Bylaws of the Company which, subject to certain exceptions, establishes as a requirement for service as a director of the Company that a person may not be party to any agreement or arrangement with a third party that provides for compensation to such person in connection with candidacy or service as a director of the Company.  A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

  (a)           The Annual Meeting of Shareholders of FBR & Co. was held on June 5, 2013.
  (b)           The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1.              Shareholders elected the seven director nominees named in the Proxy Statement:

Nominee	Votes in Favor	Votes Withheld	Broker Non-votes
Reena Aggarwal	9,361,227	39,230	1,683,600
Richard J. Hendrix	9,280,824	119,633	1,683,600
Thomas J. Hynes, Jr.	9,296,320	104,137	1,683,600
Adam J. Klein	9,242,305	158,152	1,683,600
Richard A. Kraemer	9,330,840	69,617	1,683,600
Thomas S. Murphy Jr.	8,054,256	1,346,201	1,683,600
Arthur J. Reimers	9,296,320	104,137	1,683,600

2.           Shareholders approved a non-binding Advisory Vote on the compensation of the company’s named executive officers.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
9,226,405	172,174	1,878	1,683,600

3.           Shareholders approved an amendment to the company’s 2006 Long-Term Incentive Plan.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
8,617,481	739,583	43,393	1,683,600

4.           Shareholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s Independent auditors for 2013.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
11,075,371	3,901	4,785	0

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed with this Current Report on Form 8-K:

3.1           Amended and Restated Bylaws of FBR & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.
Date: June 7, 2013	By:	/s/ Richard J. Hendrix Richard J. Hendrix Chairman, Chief Executive Officer & President